THE L.S. STARRETT COMPANY
2002 EMPLOYEES' STOCK PURCHASE PLAN
(AS AMENDED)

Section 1.  Purpose and Scope of Plan.
The L.S. Starrett Company 2002 Employees' Stock Purchase Plan
(the "Plan") is intended to provide a convenient means by which eligible employees of The L.S. Starrett Company (the "Company") and of such subsidiaries of the Company as the Board of Directors of the Company may from time to time designate ("participating subsidiaries") may save regularly through voluntary, systematic payroll deductions and use such savings to purchase shares of stock of the Company ("Stock") at an option price, and thereby acquire an interest in the future of the Company. For all purposes of the Plan, the term "Stock" shall include Class A Common Stock of the Company and, to such extent (if any) as the Board of Directors of the Company may determine consistent with the purposes of the Plan, Class B Common Stock of the Company.
The purpose of the Plan is to help provide personnel a nest egg for retirement. The Plan is not intended to be used as a buy and sell plan while the participant is actively employed. The Plan allows each participant to acquire shares of Stock at a favorable price to accomplish this purpose.

For these purposes, the Company has established this Plan under which it will issue an aggregate of not more than 800,000 shares of Stock pursuant to the exercise of options granted only to employees who meet the eligibility requirements set forth in Section 2 hereof. Said options shall, subject to the Company's right to discontinue the Plan at its discretion at any time, be granted by the Company from time to time over a five-year period commencing with the effective date of the Plan as specified in Section 20 hereof.
For purposes of the Plan, the term "subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as it may from time to time be amended (the "Code").

Section 2.  Eligible Employees.
Each employee (including employee-directors) who, on a date of grant of an option hereunder, has six months or more continuous service in the employ of the Company or a participating subsidiary shall be eligible to participate in the Plan.

Section 3.  Term of Options.
Subject to Sections 12 and 13 hereof, each option for the purchase of Stock hereunder shall, unless exercised in accordance with
Section 9, expire two years from the date of its grant.

Section 4.  Purchase Price.
The purchase price of the Stock issued pursuant to the exercise of an option granted under the Plan shall be 85% of the fair market value of the Stock at (i) the time of grant of the option or (ii) the time at which such option is exercised, whichever is less. The fair market value of the Stock shall be determined by the Company.

Section 5.  Number of Shares.
Pursuant to any offering made by the Company, the Company shall grant to an eligible employee an option to purchase such whole number of shares of Stock as the employee may request but no employee shall be granted options permitting him or her to purchase more than 9,600 shares in the aggregate under the Plan. All such requests shall be subject to adjustment by the Company, which reserves the right to reduce on a substantially proportionate basis the number of shares which all employees have requested to purchase in the event that the number of shares of Stock then available under the Plan is insufficient to grant the total number of shares provided in such requests.

Section 6.  Method of Participation.
Upon notice of the Company's intention to grant options pursuant to the Plan, each employee who will be eligible on the date of grant shall, within the time and in the manner specified in said notice, inform the Company of the number of shares of Stock for which he wishes to receive an option pursuant thereto. Thereafter, the Company shall grant each such employee an option in writing which shall include provisions as to the date of grant of the option, the option price, the number of shares of Stock subject to such option, the date such option shall be exercisable, and the date such option will expire.

Section 7.  Method of Payment.
An employee who wishes to accept the terms of an option granted hereunder shall execute and deliver to the Company a payroll deduction authorization providing for the accumulation of savings equal to the maximum amount that could be required to be paid for the Stock subject to such option (determined by reference to its value on the date of grant) by means of substantially equal payroll deductions over the term of the option. For the avoidance of doubt, such payroll deduction authorization may provide for a suspension or reduction in payroll deductions during specified periods (for example, during unpaid leaves of absence or while a loan from the Company's 401(k) plan is outstanding) provided that such suspensions and reductions are made available and administered in a manner that is consistent with Section 19 below.

Any employee who voluntarily terminates or withdraws his payroll deduction authorization shall be deemed to have cancelled his option and the provisions of Section 11 shall apply. If an employee's payroll deductions are temporarily discontinued because of leave of absence or temporary disability, such employee shall have the right at any time prior to the expiration of the option to pay in cash the amount by which the full purchase price of the number of shares he wishes to purchase under the option exceeds the amount paid in by payroll deductions.

Notwithstanding anything herein to the contrary, an employee may make advance cash payments at any time and in any amounts but such advance cash payments shall not accelerate the exercise of the option.

Section 8.  Rights as a Shareholder.
An employee shall not have any of the rights and privileges of a shareholder of the Company and shall not receive any dividends in respect to any shares of Stock subject to an option hereunder, unless and until he has been issued such shares.

Section 9.  Exercise of Options.
Any option granted under the Plan shall be exercised by written notice filed with the Company at such time and in such form as the Company may prescribe. Such notice of exercise shall specify the number of shares for which such option is exercised and shall include a representation that the Stock to be issued pursuant to such exercise is being acquired for investment and not with any existing intention to resell said Stock.

As soon as practicable after receipt of such notice of exercise, the Company shall apply the employee's accumulated savings and any additional cash contributions under the Plan to the purchase price of the shares under the option so exercised, shall issue and deliver such shares to the employee and shall return to him the balance, if any, of payments made by him and interest thereon in excess of the total purchase price of the shares so issued.

If the Company determines that the exercise of an option or the disposition of shares following the exercise of an option could result in employment tax liability, the Company will, as a condition of exercise, make such provision as it deems necessary to provide for the remittance by the employee of employment taxes required to be paid in connection with such exercise or disposition of shares.

Notwithstanding anything herein to the contrary, the Company's obligation to issue and deliver shares of Stock under the Plan shall be subject to the approval of any governmental authority required in connection with the authorization, issuance, sale or transfer of said shares and to any requirements of the New York Stock Exchange applicable thereto.

Section 10.  Interest.
Interest shall be payable on any savings and any additional cash contributions accumulated under the Plan by an employee. Such interest shall be computed in such reasonable manner and at such reasonable rate as the Company shall determine.

Section 11.  Right to Cancel.
An employee who holds an option under the Plan may at any time prior to his exercise thereof cancel all or any part of his option by filing a notice in writing with the Company. In the event that an employee holds more than one option, he or she may cancel any or all options so held; provided, however, that such employee must cancel said options in reverse chronological order of their dates of grant. Upon such cancellation, all payments made by the employee in respect to the cancelled portion of such option shall be returned to him or her with interest.

Section 12.  Termination of Employment.
In the event an employee holds any option hereunder at the time his service with the Company and its Subsidiaries is terminated by his or her retirement with the consent of the employer within three months of the time such option becomes exercisable, or by his death whenever occurring, such employee or his or her legal representative may, by a writing delivered to the Company on or before the date such option is exercisable, elect either to (i) cancel any such option and receive in cash, with interest, the total amount of any savings and additional contributions accumulated in respect to such option, or (ii) pay to the Company the amount, if any, which is necessary to complete payment for the shares of Stock under option based on the maximum amount that could be required to be paid for the Stock (determined by reference to its value on the date of grant). In the event such employee or his or her legal representative does not file a written election upon such termination any outstanding option shall be treated as if an election had been filed pursuant to clause (i) above.

Upon the termination of an employee's service with the Company and its subsidiaries for any other reason, any option held by him or her under the Plan shall terminate and all savings and additional contributions accumulated by the employee in respect thereto shall be returned to him or her with interest, and he or she shall have no further rights under the Plan.

Section 13.  Employee's Rights Not Transferable.
All employees granted options under the Plan shall have the same rights and privileges, and each employee's rights and privileges under the Plan shall be exercisable during his or her lifetime only by him or her and shall not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution. In the event any employee violates the terms of this Section, any options held by him or her may be terminated by the Company and upon return to the employee of any savings and additional contributions accumulated by him or her in respect thereto, all his or her rights under the Plan shall terminate.

Section 14.  Employment Rights.
Nothing contained in the provisions of the Plan shall be construed to give to any employee the right to be retained in the employ of the Company or any subsidiary or to interfere with the right of the Company or any subsidiary to discharge any employee at any time; nor shall it be construed to give the Company or any subsidiary the right to require any employee to remain in its employ or to interfere with an employee's right to terminate his or her employment at any time.

Section 15.  Change in Capitalization.
In the event of any change in the outstanding Stock of the Company by reason of a stock dividend, split-up, recapitalization, merger, consolidation or other reorganization, the aggregate number and class of shares available under the Plan and the number and class of shares under option but not exercised and the option price shall be appropriately adjusted; provided, however, that no such adjustment shall be made unless the Company shall be satisfied that it will not constitute a modification of the options granted under the Plan or otherwise disqualify the Plan as an employee stock purchase plan under the provisions of Section 423 of the Code.

Section 16.  Administration of Plan.
The Plan shall be administered by the Company, which shall have the right to determine any questions that may arise regarding the interpretation and application of the provisions of the Plan and to make, administer and interpret such rules and regulations as it shall deem necessary or advisable.

Section 17.  Amendment and Termination of Plan.
The Company reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by vote of its Board of Directors; provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 15 hereof) or the employees (or class of employees) to receive options under the Plan shall not have any force or effect unless it shall have been approved within 12 months before or after its adoption by a majority of the holders of voting stock of the Company voting in person or by proxy at a duly held meeting.

The Company expects the Plan to remain in effect for the period specified in Section 1, but expressly reserves the right to withdraw,
suspend or terminate the Plan prior to its normal expiration date.   In
connection with any such action, the Company may either continue the options and provide that they will be exercisable at the end of the period as determined under Section 3 above or provide for the exercise of such options on such earlier date as the Company may specify (in which case such earlier date will be treated as the last day that such option can be exercised under Section 3).

Section 18.  Approval of Stockholders.
The Plan shall not have any force or effect unless it shall have been approved within 12 months before or after its adoption by the Board of Directors by a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding Stock is, either in person or by proxy, present and voting on the Plan.

Section 19.  Compliance with Code.
Notwithstanding any other provisions of the Plan:
No option shall be granted hereunder which could cause the Plan or any other options issued hereunder to fail to qualify under Section 423 of the Code. Without limiting the foregoing, all employees granted options under the Plan shall have the same rights and privileges, subject to and consistent with the provisions of Section 423(b)(5) of the Code.

Any director of the Company or of a subsidiary who is not an employee of the Company or of a subsidiary, and any employee who immediately after the grant of an option to him is determined (in accordance with the provisions of Sections 423 and 424(d) of the Code) to own Stock possessing 5% or more of the total combined voting power or value of all classes of Stock of the Company or of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall not be eligible to purchase Stock pursuant to the Plan.
No employee shall be granted an option under the Plan that would permit his rights to purchase shares of Stock under all employee stock purchase plans of the Company and its parent and subsidiary corporations, as defined in Section 424 of the Code, to accrue at a rate that exceeds $25,000 in fair market value of such Stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time.

Section 20.  Effective Date.
The effective date of the Plan shall be September 18, 2002.